Exhibit 99.2

Independent Auditors’ Report

To the Board of Managers of

Reliance Marcellus LLC.

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of certain Oil and Gas Assets in Marcellus Shale Play held by Reliance Marcellus LLC which comprise the revenues and direct operating expenses of certain oil and gas properties as defined in Note 1 (the “Properties”), for the year ended December 31, 2020 and the related notes (the financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the

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revenues and direct operating expenses of the Properties for the year ended December 31, 2020, as described in Note 1 to the financial statement, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the financial statement, which describes that the accompanying financial statement were prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission for inclusion in Northern Oil and Gas’s Form 8-K/A and are not intended to be a complete presentation of the Properties. Our opinion is not modified with respect to this matter.

/s/ Deloitte Haskins & Sells LLP

Mumbai, India

June 11, 2021

Statement of Revenues and Direct Operating Expenses of

certain Oil and Gas Assets in Marcellus Shale Play held by Reliance Marcellus LLC

(in USD thousands)

Year Ended
December 31, 2020
Revenues
Natural gas and Condensate revenues	39,533

Total Revenues	39,533

Direct Operating Expenses
Production expenses	3,957
Production taxes	1,773
Other direct expenses	22,667

Total Direct Operating Expenses	28,397

Revenues in excess of direct operating expenses	11,136

The accompanying notes are an integral part of the statement of revenues and direct operating expenses.

Notes to Statement of Revenues and Direct Operating Expenses of certain Oil and Gas Assets in Marcellus Shale Play held by Reliance Marcellus LLC

1. Basis of Presentation

On April 6, 2021, Northern Oil and Gas Inc., (“NOG”) filed a Current Report in Form 8-K (the “Closing Report”) to report that NOG completed the acquisition of certain Oil and Gas Assets (“Assets”) in Marcellus Shale Play held by Reliance Marcellus LLC (“RMLLC”, the “Company”) pursuant to the purchase and sale agreement (the “PSA”), dated as of February 3, 2021. The accompanying Statement of Revenues and Direct Operating Expenses (“the Statement”) represent the direct undivided interests in the revenue and direct operating expenses associated with the Assets acquired by NOG under PSA.

The Statement of Revenues and Direct Operating Expenses has been derived from the historical financial records of RMLLC that were originally not prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and has been duly adjusted for compliance with US GAAP. The Statement varies from a complete income statement in accordance with US GAAP in that they do not reflect certain incomes realized from derivative contracts, sub-lease of assets & other miscellaneous income. The Statement also does not reflect certain expenses incurred in connection with the ownership and operation of the Assets, including but not limited to depreciation, depletion and amortization, impairments, provisions for future obligations on certain contracts relating to transportation demand and minimum volume commitments, general and administrative expenses incurred by the Company, finance costs and federal and state income taxes. Furthermore, no balance sheet has been presented for the Assets because the Assets were not accounted for as or operated as a separate subsidiary or division of RMLLC and complete financial statements thereof are not available, nor has information about the Assets’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the Statement is presented in lieu of the full financial statements as required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X. In addition, the Statement is not indicative of the results of operations for the Assets on a go forward basis.

The Statement is prepared by the Company for the purpose of submitting it to NOG pursuant to the PSA and for their required filing to United States Securities and Exchange Commission. NOG has confirmed that the acquisition under the PSA meets the definition of significance test in accordance with Regulation S-X Rule 3-05 of the United States Securities and Exchange Commission, and therefore, the preparation of Statement is for the purpose of meeting the legal requirement. The Company has determined that the application of the above financial reporting framework and presentation of the Financial Information is an acceptable basis in the United States of America (US). NOG has also confirmed that under the SEC Financial reporting manual, the Company need not provide a full set of financial statements.

Under the PSA, NOG acquired, RMLLC’s title, interest in oil and gas properties, rights, and related assets that are defined and described as “Assets’ in the PSA, for an aggregate purchase price of USD 250 million in cash and warrants that give entitlement to purchase 3,250,000 common shares of NOG at an exercise price of $14.00 per common share in seven years from Closing. The sale is subject to certain preferential rights, assignment rights and customary purchase price adjustments. Pursuant to the Section 4.6 of the PSA, preferential rights were exercised by other working interest owner for an unadjusted purchase price of USD 69.4 million in cash. Pursuant to the Section 13.7 of the PSA, 30% of remaining assets have been assigned to Arch Investment Partners LLC for an unadjusted purchase consideration of USD 59.5 million in cash; and thus NOG retained 70% of remaining assets at an unadjusted purchase consideration of USD 138.7 million comprising of USD 121.1 million in cash and warrants giving entitlement to purchase 3,250,000 common shares of NOG as described above. Accordingly, the accompanying Statement represent NOG’s 70% of the direct undivided interests in the revenues and direct operating expenses associated with the Assets acquired by NOG under the PSA.

Aside from the Assets being sold to NOG, RMLLC presently has investments in RIL USA Inc, Reliance Eagleford Upstream GP LLC, Reliance Eagleford Upstream Holding LP and Reliance Digital Health USA Inc.

2. Summary of Significant Accounting Policies

Use of Estimates:

The Statement is derived from the historical operating statements of RMLLC, duly adjusted for compliance with US GAAP, which requires management to make estimates and assumptions that affect the amounts reported in the Statement. Actual results could be different from those estimates.

Revenue Recognition:

Revenue is recognized based on the delivery of performance obligation and assessment of when control of promised goods is transferred to a customer, at an amount that reflects the consideration to which the Company is expected to be entitled to in exchange for those goods. Revenue is measured at the amount of the transaction price allocated to that performance obligation. Revenue from the production of oil and gas in which the Company has an interest with other producers is recognized based on the Company’s working interest (the entitlement method).

The performance obligation in case of sale of products is satisfied at a point in time as per the terms of agreement with the individual customer.

Revenue is recognized net of royalties.

Direct Operating Expenses:

Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Assets. Direct operating expenses include production expenses, production taxes and other direct expenses. Further, production expenses include lease operating expenses; production taxes include Pennsylvania impact fees; and other direct expenses include transportation expenses, marketing expenses, commitment charges towards transportation demand and minimum volume commitments to the extent applicable to the period being reported, operator’s general and administrative expenses, overheads charges and other expenses. Lease operating expenses include well repair expenses, wastewater disposal costs, facility maintenance expenses, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil, natural gas, and NGL production activities. Other expenses include expenses incurred in connection with insurance, lease renewals, exploration costs and expenses in connection with abandoned wells.

3. Commitments and Contingencies

Effective with the acquisition of the Assets, NOG has assumed certain contracts that provide gathering and firm transportation services on the gathering and pipeline systems respectively, associated with the production from the Assets. The remaining term of these contracts range from 28 months to 58 months from the Effective Date of the PSA.

Accordingly, NOG will be obligated to transportation demand charges for its proportionate share for the term of transportation contracts regardless of the amount of pipeline capacity it utilizes. Additionally, the gathering contracts, for their remaining term, requires NOG to pay annual deficiencies related to certain compressor expansion projects, only if the annual deliveries remain lower than the annual volume commitments through these compression stations.

The activities of the Assets may become subject to potential claims and litigation in the normal course of operations.

4. Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company is a non-operator and the Operator of the asset is the key counterparty. Any asset related credit risks are managed through various provisions of joint operating agreements dealing with counterparty default and delays in payments.

5. Subsequent Events

The Company has evaluated subsequent events through June 10, 2021, the date the Statement of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

6. The Statement has been signed by an authorized signatory on behalf of the Company.

For Reliance Marcellus LLC

/s/ Walter Van de Vijver

Walter Van de Vijver

Director

Place: Houston

Date: June 10, 2021

Supplemental Natural Gas and Oil Reserves Information (UNAUDITED)

Oil and Natural Gas Reserve Information

The reserve estimates at December 31, 2020 presented in the table below were based on internal estimates prepared by internal reserve engineers, in accordance with guidelines established by the Securities and Exchange Commission. All of the natural gas and oil producing activities of the Properties were conducted in the United States. Prior year reserve studies were not made for the Properties, as such, Northern Oil and Gas, Inc. prepared a reserve study for the most recent period presented and computed reserves for prior periods using historical production amounts. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Natural Gas
(Mmcf)
Total proved reserves:
Balance, December 31, 2019	453,993
Production	(29,801)

Balance, December 31, 2020	424,192

Proved developed	222,947
Proved undeveloped	201,245

Balance, December 31, 2020	424,192

Future Net Cash Flows

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved Properties, and consideration of expected future economic and operating conditions.

For the December 31, 2020 calculation in the following table, estimated future cash inflows were computed using a 12-month unweighted average first-day-of-the-month price estimated to be $1.50 per MCF, with no escalation in future years. Operating costs, production, and future development costs are based on current costs with no escalation in future years. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves.

(In thousands)	At December 31, 2020
Future Cash Inflows	$635,715
Future Production Costs	(412,318)
Future Development Costs	(120,372)

Future Net Cash Flows	103,025
10% Annual Discount for Estimated Timing of Cash Flows	(51,791)

Standardized Measure of Discounted Future Net Cash Flows	$51,234

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the year ended December 31, 2020 (in thousands).

Beginning of Year	$60,433
Sales, net of production costs	(15,242)
Accretion of discount	6,043

End of Year	$51,234